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                                         EXHIBIT 11

                                   CASTLE BANCGROUP, INC.
                             COMPUTATION OF PER SHARE EARNINGS

     The  components of basic and diluted EPS for the six month periods ended June 30, 1999 and  1998  were  as  follows:  (Dollars  in  thousands,  except  share  data)

                                                                        1999        1998
-------------------------------------------------------------------------------------------
Basic EPS:
  Net Income                                                              1,584      2,615
  Less:  preferred stock dividends:                                           0        (12)
                                                                      ---------  ----------
    Income available to common stockholders                               1,584      2,603
                                                                      =========  ==========

  Average common shares                                               4,352,254  4,315,890
                                                                      =========  ==========

  Basic EPS                                                                 .36        .60
                                                                      =========  ==========

Diluted EPS:
  Income available to common stockholders                                 1,584      2,603
  Assumed conversion of preferred stock                                       0         12
                                                                      ---------  ----------

    Income available to common stockholders after assumed conversion      1,584      2,615
                                                                      =========  ==========

  Average common shares                                               4,352,254  4,315,890
  Assumed conversion of preferred stock                                     N/A     24,000
  Assumed exercise of stock options
                                                                         58,058     31,879
                                                                      ---------  ----------

    Average common shares after assumed conversions                   4,410,312  4,371,769
                                                                      =========  ==========

  Diluted EPS                                                               .36        .60
                                                                      =========  ==========
===========================================================================================

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